UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 677-3870

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001	ATNM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As of March 31, 2019, Actinium Pharmaceuticals, Inc.’s (the “Company”) stockholders’ equity was below $6 million, the minimum required for continued listing on the NYSE American pursuant to Section 1003(a)(iii) of the NYSE American Company Guide since the Company has incurred losses in its five most recent fiscal years. However, subsequent to March 31, 2019 and as of the date of filing of the Form 10-Q for the quarterly period ended March 31, 2019 that was filed with the Securities and Exchange Commission on May 10, 2019, the Company’s stockholders’ equity was above $6 million as a result of the closing of a public offering in April 2019. The Company sold 42.9 million shares of common stock at an offering price of $0.385 per share and warrants to purchase up to 42.9 million shares of common stock at an exercise price of $0.50 per share and with a term of 5 years, resulting in gross proceeds of $16.5 million and net proceeds of $15.1 million after deducting underwriting and other offering expenses. The financing added $15.1 million to stockholders’ equity.

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Dated: June 7, 2019	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	CEO & Chairman

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